UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Quaint Oak Bancorp, Inc. (Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State of Incorporation or Organization)	35-2293957 (I.R.S. Employer Identification No.)

607 Lakeside Drive Southampton, Pennsylvania (Address of Principal Executive Offices)	18966 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-141474
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of class)

Item 1.	Description of Registrant's Securities to be Registered

See "Description of Capital Stock of Quaint Oak Bancorp" in the Prospectus included in the Quaint Oak Bancorp, Inc. (the "Company") Registration Statement on Form SB-2, as amended (File No. 333-141474) which is hereby incorporated by reference.
Item 2.	Exhibits

	No.	Description
	2.1	Plan of Conversion of Quaint Oak Savings Bank (1)
	3.1	Articles of Incorporation of Quaint Oak Bancorp, Inc. (1)
	3.2	Bylaws of Quaint Oak Bancorp, Inc. (1)
	4.1	Form of Stock Certificate of Quaint Oak Bancorp, Inc. (1)

____________________
(1)
Previously filed as exhibits to the Company's Registration Statement on Form SB-2, filed on March 21, 2007, as amended, and declared effective on May 14, 2007 (File No. 333-141474). Such exhibits are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Quaint Oak Bancorp, Inc.

Date: June 20, 2007	By:	/s/ Robert T. Strong
Robert T. Strong
President and Chief Executive Officer